Exhibit 10.9(iv)
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                            SATISFACTION AND RELEASE

This total Satisfaction and Release is hereby given in virtue of certain assignment and Transfer Agreement between Tesoro Corporation and Papaya Sunrise Marketing, Inc., and Robert Joe Tope, which is incorporated by reference hereto.

The purpose of this Satisfaction and Release is to discharge and satisfy without any reserves or conditions a certain payment obligation of $22,500.00 on the part of U.S.A. Sunrise Beverages, Inc. to Papaya Sunrise Marketing, Inc. and Robert Joe Tope under an agreement dated November 6, 1992, a copy of which is incorporated by reference hereto

NOW, HEREBY, for one or more valuable consideration, receipt of which is acknowledged by the signatories below; Tesoro Corporation, acknowledges full satisfaction on, the part of U.S.A. Sunrise Beverages, Inc. of the payment in the amount of $22,500.00 and unconditionally release and discharges forever U.S.A. Sunrise Beverages, Inc. of any obligations, performance, monetary or otherwise regarding the certain agreement dated November 6, 1992 described above and further shall claim no further interest on said agreement and declare same totally satisfied.

By Tosoro Corporation

/s/ ELIZABETH SCHROEDER SECRETARY
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Elizabeth Schroeder, Sec.


By: Papaya Sunrise Marketing Inc.

/s/ ROBERT JOE TOPE
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Robert Joe Tope as President
And Individual